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                                                                    EXHIBIT 23.1



                        CONSENT OF INDEPENDENT AUDITORS


     We consent to the incorporation by reference in the Registration Statement on Form S-8 (333-_____), pertaining to the 1997 Non-Statutory Stock Option Plan and 1998 Non-Statutory Stock Option Plan of Informix Corporation, of our report dated March 2, 1998 with respect to the consolidated financial statements and schedule of Informix Corporation included in its Annual Report (Form 10-K/A) for the year ended December 31, 1997, filed with the Securities and Exchange Commission.



                              /s/  ERNST & YOUNG LLP



San Jose, California
August 13, 1998